Exhibit 5.1

December 17, 2004

Primus Guaranty, Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

Dear Sirs:

Primus Guaranty, Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-8 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 8,591,693 Common Shares, par value $0.08 per share, of the Company (the "Shares"), which may be issued to eligible participants upon the exercise of awards granted pursuant to the Company's 2002 Stock Incentive Plan, 2004 Stock Incentive Plan (together, the "Stock Plans") or written compensation agreements (the "Agreements") with certain Company employees (together the Stock Plans and Agreements, the "Plans", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Stock Plans. We have also reviewed the Memorandum of Association and the Bye-laws of the Company, each certified by the Secretary of the Company on 16 December, 2004, copies of resolutions of the board of directors of the Company adopted on 12 March, 2002 and on 28 May, 2004, in each case as certified by the Secretary of the Company on 16 December, 2004 (the "Minutes") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that, upon the issue of any Shares pursuant to the Plans, the Company received or will receive, consideration for the full issue price thereof which equalled or which shall be equal to at least the par value thereof, and (g) that Shares currently issued were duly issued in accordance with the Minutes.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Shares by the Company pursuant to the Plans and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

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1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for in accordance with the terms of the Plans pursuant to the Plans, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The Shares issued pursuant to the Plans, which were paid for in accordance with the terms of the Plans, are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN